EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (**"Agreement"**) is made as of April 12, 2013 by and between Master Distributors, Inc., a Maryland corporation (the **"Company"**), and Morris Stodard (**"Employee"**). This Agreement sometimes collectively refers to the Company and Employee as the **"Parties,"** and separately may refer to either of the Parties as a **"Party."**

RECITALS

WHEREAS, contemporaneously with this Agreement, the Company is being acquired by New Leaf Distribution, Inc. pursuant to the terms of a Stock Purchase Agreement (**"SPA"**) dated effective the same date as this Agreement;

WHEREAS, the Company wishes to ensure that it will have the benefits of Employee's services and expertise on the terms and conditions hereinafter set forth; and

WHEREAS, Employee desires to work for the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. **Recitals**. This Agreement's recitals are incorporated in this Agreement in the entirety.

2. **Employment**.

(a) The Company hereby agrees to employ Employee as President of Company (**"Position"**). Employee agrees to serve in such capacity and shall have primary responsibility for the operation of the business. The Employee will be responsible for recruiting and managing the management team and other employees of such business, preparing and implementing the budget for such business, and such other duties, responsibilities and authority commensurate with such position as shall be assigned to him by the Chairman and CEO (the "CEO") of Company.

(b) Employee will devote such time, effort and skill in the management of the Company's business affairs as he reasonably deems necessary and proper for the Company's welfare and success. Employee may engage in such other businesses or enterprises not competitive with those of the Company which shall not materially impinge upon his performance hereunder.

3. **Employment Term**. The term of Employee's Position is four (4) years from the Effective Date of this Agreement ("Term"), unless earlier terminated in accordance with Section 6.

4. **Compensation.**

(a) The Company shall pay Employee a base salary of $500.00 per week (the "Base Salary"), payable in accordance with the Company's then existing payroll practices and subject to all legally required or customary withholdings and other applicable taxes.

(b) At Closing, the Employee will be provided options (the "Options") to purchase shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") at an exercise price equal to the Current Market Price (as hereinafter defined) on the date of grant. The Options will vest as to 20% on the date of grant and as to an additional 20% on each anniversary date of the date of grant. The Options will expire as to each vested portion if not exercised within five (5) years after the date of vesting.

(c) The Employee shall also receive 6,000,000 shares of common stock of New Leaf Brands. Such shares shall be issued as soon as practicable by New Leaf Brands, Inc.

5. **Benefits.**

(a) The Company agrees to reimburse Employee for all reasonable out-of-pocket business expenses incurred by Employee in the normal course of business in connection with the performance of Employee's duties under this Agreement and in accordance with the Company's policy as it may be amended from time to time. The Company shall make such reimbursements within a reasonable amount of time after submission by Employee of vouchers, receipts, credit card bills or other documentation in accordance with the Company's then applicable policies and procedures. The Company shall provide Employee with a corporate credit card solely for use in charging such business expenses as set forth above.

(b) Employee shall be entitled to participate in any and all medical insurance, group health care programs (including dental, vision and prescription drug programs), disability insurance, pension and other benefit plans which are made generally available by the Company to other similarly situated senior level employees of the Company performing similar functions as Employee. The Company, in its sole discretion, may at any time amend or terminate its benefit plans or programs; provided, however, that the Company shall not do so except to the extent that such amendment or termination is in good faith and applies generally to the employees of the Company.

(c) The Company may maintain, at its expense, key man life insurance (the "Policy") on the life of Employee for the benefit of the Company with a benefit of One Million Dollars ($1,000,000). Employee's signature to this Agreement constitutes Employee's written consent to being insured under the Policy and that the Company may continue such life insurance coverage after Employee's employment with the Company terminates, regardless of the cause of such termination. Employee shall make all necessary applications, submit to physical examinations and otherwise cooperate with the Company with respect to the purchase of the Policy. The proceeds of any such policy shall first be used to satisfy any outstanding indebtedness assumed at Closing pursuant to the SPA.

(d) The Company shall match Employee's contributions, if any, made to any Company 401(k) plan, if any is established, dollar for dollar, up to 4% per annum of the Employee compensation subject to the limits imposed by the Internal Revenue Service regulations.

(e) Employee shall be entitled to four (4) weeks paid vacation per annum, at a time or times to be determined. Vacation not taken or used shall be deferred or paid in cash to the extent, if at all, consistent with the Company's employment policies in effect from time to time.

(f) Employee shall be entitled to such other benefits as are generally available to other similarly situated senior level employees of the Company performing similar functions as Employee.

(g) Company shall pay Employee a monthly automobile allowance in the amount of One Thousand and Two Hundred ($1,200) Dollars per month, payable within ten (10) days of the first of each month.

(h) Company shall provide a term life policy as currently provided by company.

6. **Termination.** Employer may terminate Employee's employment solely for one of the following reasons:

   a. Employer may terminate Employee's employment for "**Cause**" and without any prior notice. For purposes of this Agreement, "**Cause**" shall be defined to be: (i) any act constituting dishonesty, fraud, immoral or disreputable conduct which is harmful to the Company or its reputation; (ii) any act of gross misconduct which is materially and demonstrably injurious to the Company; or (iii) breach of fiduciary duty.

   b. Employer may terminate Employee's employment if the Employee dies while employed. He will be paid his regular compensation up to the termination date.

   c. If Employee becomes disabled (as defined below), then he will continue as an employee on paid leave. Employee will be considered "**disabled**" for purposes of this Agreement if he (i) has been declared legally incompetent by a final court decree (the date of such decree being deemed to be the date upon which the disability occurred); (ii) receives disability insurance payments for a period of three (3) or more consecutive months from any disability income insurance policy which may be obtained through the Company; or (iii) has been unable to perform the essential functions of his position for an aggregate of 180 days in any 365 day continuous period.

   d. Under the Stock Purchase Agreement, certain cash payments are to be made to Employee, beginning on the Closing Date and ending on or about April 12, 2017

totaling $1,150,000.00 ("Cash Payment"). Upon the completion of the Cash Payment, the Employer may terminate the Employee with or without cause.

e. Employee may terminate this agreement at any time by providing thirty (30) days written notice.

f. No termination under this Section 6 will absolve any party of performance under the Stock Purchase Agreement.

7. **Non-Competition, Non-Solicitation and Non-Disclosure.**

(a) Employee acknowledges that the Company would not consummate the transactions contemplated by the Closing without the assurance that Employee will not engage in any of the activities prohibited by this Section 8 for the periods set forth below. Employee agrees to restrict Employee's actions as provided for in this Section 8. Employee understands that the provisions of this Section 8 may limit Employee's ability to earn a livelihood in a business similar to the business of the Company.

(b) Non-Competition. Employee acknowledges and recognizes the highly competitive nature of the Company's business and that Employee's position with the Company and access to the Company's confidential records and proprietary information renders Employee special and unique. In consideration of payments made and to be made by the Company to Employee pursuant to this Agreement, Employee agrees that (A) during the Term or (B) in the event Employee's employment is terminated prior to the end of the Term, six (6) months from the termination of this Agreement, he will not, either directly or indirectly, Maryland, Virginia and the District of Columbia engage in, or be affiliated in any manner with any individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust and trustee, executor, administrator or other legal or personal representative, or any government or agency or political subdivision thereof (any of the foregoing, a "Person") engaged in the distribution of beverages.

(c) Non-Solicitation. In further consideration of the payments made and to be made by the Company to Employee, Employee agrees that (A) during the Term or (B) in the event Employee's employment is terminated prior to the end of the Term, six (6) months from the termination of this Agreement, Employee shall not, directly or indirectly, on his own behalf or on behalf of any Person, (A) advise or encourage any employee, agent, consultant, representative, customer, licensor, vendor or supplier of the Company to terminate his, her or its relationship with the Company, or (B) solicit or attempt to solicit or participate in the solicitation of or employ or otherwise engage any employee, agent, consultant or representative of the Company, or otherwise encourage any such person to become an employee, agent, representative or consultant of or to any other Person.

(d) Proprietary Information. Employee acknowledges that during the course of Employee' employment with the Company Employee will necessarily have access to and make use of proprietary information and confidential records of the Company. Employee covenants that Employee shall not, during the Term or any time thereafter (irrespective of the circumstances under which Employee's employment with the Company terminates), directly or

indirectly, use for Employee's own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any proprietary information of which Employee has knowledge to any person or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law.

Employee acknowledges and understands that the term "proprietary information" includes, but is not limited to, patents, copyrights and trade secrets, including, without limitation: (i) the proprietary software products, programs, applications and processes utilized by or on behalf of the Company to the extent such information is unique to the Company or is not known to others outside the Company; (ii) the name and/or address of any customer, licensor or vendor of the Company, to the extent confidential, or any proprietary information concerning the transactions or relations of any customer of the Company with the Company or any of its principals, directors, employees or agents;(iii) any proprietary information concerning any product, technology or procedure employed by or on behalf of the Company but not generally known to its customers or competitors, or under development by or being tested by or on behalf of the Company but not at the time offered generally to customers; (iv) any information which is generally regarded and treated as confidential or proprietary in any line of business engaged in by or on behalf of the Company; (v) information belonging to customers or affiliates of the Company or any other individual or entity which the Company has agreed to hold in confidence (provided that Employee has knowledge of the Company's duty to hold such third-party information in confidence); and (vi) all written, graphic or other material relating to or containing any of the foregoing. The term "proprietary information" shall not include information generally available to or known by the public or in the industry, or information that is or becomes available to Employee on a non-confidential basis from a source other than the Company or the Company's stockholders, principals, directors, officers, employees or agents (other than as a breach of any obligation of confidentiality).

(e) Confidentiality and Surrender of Records. Employee shall not, during the Term or any time thereafter, except as required by law or as is necessary for the performance of Employee's duties hereunder, directly or indirectly, publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any Person, and Employee shall not retain, and shall deliver promptly to the Company, any of the same following termination of Employee's employment for any reason or upon request by the Company. The term "confidential records" means all correspondence, memoranda, files, manuals, books, designs, sketches, lists, financial, operating or marketing records, or electronic or other media or equipment for records of any kind which may be in Employee's possession or under Employee's control or accessible to Employee which may contain any proprietary information. All confidential records shall be and remain the sole property of the Company during the Term and thereafter.

(f) Disclosure Required by Law. In the event Employee is required by law or court order to disclose any proprietary information or confidential records of the Company, Employee shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy, and if such protective order or other remedy is not obtained, Employee shall furnish only that portion of the proprietary information that is legally required as determined by counsel to the Company.

(g) No Other Obligations. Employee represents and warrants to the Company that Employee is not precluded or limited in Employee's ability to undertake or perform the duties described herein by any contract, agreement, or restrictive covenant. Employee covenants that Employee shall not employ the trade secrets or proprietary information of any other Person in connection with Employee's employment by the Company.

(h) Company Property. All rights (if any) in reports, materials, inventions, processes, discoveries, improvements, modifications, know-how or trade secrets conceived, developed or otherwise made by Employee during the Term, alone or with others, and in any way relating to the present or future products or business of the Company (collectively, the "Developments"), shall be the sole property of the Company. Employee agrees to, and hereby does, assign to the Company all of Employee's right, title and interest in and to all Developments. Employee agrees that all such Developments that are copyrightable shall constitute works made for hire under the copyright laws of the United States and Employee hereby assigns to the Company all copyrights and other proprietary rights Employee may have in any such Developments to the extent that they might not be considered works made for hire. Employee shall make and maintain adequate and current written records of all Developments, and shall disclose all Developments fully and in writing to the Company promptly after development of the same, and at any time upon request.

(i) Enforcement. Employee acknowledges and agrees that, by virtue of Employee's position, Employee's services, and access to and use of proprietary information and confidential records, any violation by Employee of any of the undertakings contained in this Section 8 would cause the Company immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, Employee agrees that in the event of a breach by Employee of any said undertakings, the Company will be entitled to seek injunctive relief in any court of competent jurisdiction (without the need to post any bond and without proving that damages would be inadequate). Rights and remedies provided for in this Section 8 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under applicable law.

8. **No Third Party Rights.** The Parties do not intend the benefits of this Agreement to inure to any person or entity not a party to this Agreement and nothing contained in this Agreement shall be construed as creating any right, claim or cause of action against any party by any person or entity not a party to this Agreement

9. **Notices.** Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been duly given upon personal delivery to the party to be notified or three (3) days after being mailed by United States certified or registered mail, postage prepaid, return receipt requested or one (1) day after being sent by Federal Express or other recognized overnight delivery to the following respective addresses, or at such other address as each may specify by notice to the other:

Notice to the Company:
David Fuselier
Chief Executive Officer
Master Distributors, Inc.
One DeWolf Road, Suite 208
Old Tappan, NJ 07675

Notice to Employee:
Morris Stodard
1515 Kirchner Lane
Gambrills, MD 21054

10. **Assignability; Binding Effect.** This Agreement is a personal contract calling for the provision of unique services by Employee, and Employee's obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of the Company hereunder will be binding upon and inure to the benefit of the successors and assigns of the Company. Employee may freely assign this agreement to an entity that he is majority shareholder.

11. **Entire Agreement; Amendment; Waiver.** This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be modified or amended except by a written instrument duly executed by each of the parties hereto. Any waiver of any term or provision of this Agreement shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof. The Employer hereby warrants that it has the authority to enter into this Agreement.

12. **Severability.** If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

13. **Survivability.** The provisions of this Agreement, which by their terms call for performance subsequent to termination of Employee's employment hereunder, or of this Agreement, shall survive such termination.

14. **Counterparts and Headings.** This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. Facsimile signatures shall be given the same legal

effect as original signatures. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

15. **Governing Law and Dispute Resolution.** This Agreement shall be construed in accordance with the internal laws of the State of New Jersey, without regard to principles of conflicts of laws. In the event of any dispute regarding the application or interpretation of this Agreement or the transactions contemplated herein, the parties shall first negotiate in good faith days in an effort to resolve such dispute prior to implementing any other legal action or proceeding with respect to such dispute.

16. **Venue.** Subject to Section 15, the parties hereby agree that all legal actions, litigations, claims, demands, charges, complaints or other legal or administrative proceedings arising out of or in connection with this Agreement shall, unless otherwise agreed, be litigated exclusively in, and the parties hereto hereby agree and consent to be subject to the jurisdiction of, the United States District Court for the District of New Jersey and in the absence of such federal jurisdiction, then exclusively in, and the parties consent to be subject to the jurisdiction of, the courts of the State of New Jersey. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such legal action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such legal action by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 16 shall affect the right of any party hereto to serve legal process in any other manner permitted by law. The consents to jurisdiction set forth in this Section 16 shall not constitute general consents to service of process in the State of Florida and shall have no effect for any purpose except as to legal action between the parties hereto as provided in this Section 16. Each party agrees that any judgment obtained under the selected forum may be enforced in any other applicable forum.

17. **Waiver of Jury Trial.** Each party hereto irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Agreement or any of the transactions contemplated hereby.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Master Distributors, Inc.

By: ______________________
Name: David N. Fuselier
Title: Chairman and CEO

EMPLOYEE

____
Morris Stodard